EXHIBIT 10.33

AMENDMENT TO COMMISSION AGREEMENT

Reference is made to the Commission Agreement dated as of August 13, 2024 (the “Commission Agreement”), by and between (a) Healthcare AI Acquisition Corp., a Cayman Islands exempted company with limited liability (“SPAC”), and (b) WGP Capital Limited, a company formed in the British Virgin Islands (“Consultant”), in connection with the merger or “DE-SPAC” transaction contemplated by the Merger Agreement executed on August 15, 2024 (the “Merger Agreement”) among the SPAC, Leading Group Limited, a Cayman Islands exempted company with limited liability (the “Target”), and Leading Partners Limited, a Cayman Islands exempted company with limited liability (the “Surviving Entity”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given to them in the Commission Agreement. The Surviving Entity, SPAC and Consultant are together referred to herein as the “Parties”.

WHEREAS, concurrently with the execution of this Amendment (as defined below), the SPAC, the Target and the Surviving Entity desire to enter into a mutual consent and waiver (the “Mutual Consent and Waiver”) pursuant to Section 11.2 of the Merger Agreement (i) to clarify the names of the financial advisors as set forth in Section 3.18, Section 4.10 and Section 5.7 thereof respectively, (ii) to waive the inaccuracies contained in the Section 3.18, Section 4.10 and Section 5.7 of the Merger Agreement respectively solely with respect to the names of the financial advisors, and (iii) to waive the incompliance by the parties to the Merger Agreement with the SPAC Condition (as defined in the Mutual Consent and Waiver) and the Company Condition (as defined in the Mutual Consent and Waiver) solely with respect to the matters set forth in the foregoing sentence in (ii) of this paragraph.

WHEREAS, in connection with the consummation of the DE-SPAC transactions contemplated by the Merger Agreement and the entry into the Mutual Consent and Waiver, the Parties desire to amend the Commission Agreement on this 3rd day of April, 2025 to clarify the compensation due to Consultant as set forth in Section 2 of the Commission Agreement (this “Amendment”).

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment:

Paragraph 2: Compensation of the Consultant is hereby deleted and amended to read in its entirety as follows:

2. Compensation of the Consultant –the Consultant shall receive the following fees/equity shares ("Commission"):

Equity shares of the surviving entity of the DE-SPAC transaction, that have the value of 5% of the merger consideration (including Earn-out) as defined in the Merger Agreement, which, for the avoidance of doubt, is equal to 2,150,000 Class A Ordinary Shares of Leading Partners Limited, as such shares are described in the registration statement on Form F-4, filed with the Securities and Exchange Commission on March 6, 2025 (the “F-4”), which shares shall be registered and issued to Consultant on the closing day of the DE-SPAC.

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2. Miscellaneous.

(i)

Entire Agreement. The Commission Agreement, as amended by this Amendment, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

(ii)

Ratification. Except as amended hereby, the terms and provisions of the Commission Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the terms of the Commission Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

(iii)

Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

(iv)

Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of April 3, 2025.

SPAC: Healthcare AI Acquisition Corp.

By:	/s/ Jiande Chen
Name: Jiande Chen
Title: Chief Executive Officer

SURVIVING ENTITY: Leading Partners Limited

By:	/s/ Ross Kenneth Benson
Name: Ross Kenneth Benson
Title: Director

CONSULTANT: WGP Capital Limited

By:	/s/ Jie Xu
Name: Jie Xu
Title: Director

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